SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2005

EXCHANGE BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	033-54566	34-1721453
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

237 Main Street, Luckey, Ohio	43443
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 833-3401

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 20, 2005, Exchange Bancshares, Inc. (the “Company”) issued a press release announcing that the Board of Directors has reached an agreement with Marion Layman to become the President and CEO of the Company and its wholly-owned subsidiary, The Exchange Bank (the “Bank”).  Mr. Layman will be an at-will employee of the Company and will continue to be compensated at the same per diem rate as he has been receiving.  A copy of the press release is attached to this report as Exhibit 99.1.

ITEM 5.02.  DEPARTURE OF PRINCIPAL OFFICER; APPOINTMENT OF PRINCIPAL OFFICER

On June 20, 2005, the Company issued a press release announcing that effective June 17, 2005 the Company's President and Chief Executive Officer, Victor J. Proffitt, resigned from his positions as President and CEO of the Company and from the Board of Directors.  Mr. Proffitt also resigned the same positions with the Bank.

In the same press release, the Company announced the hiring of Marion Layman as the President and CEO of the Company and Bank, effective June 17, 2005.  Mr. Layman will retain his position as a member of the Board of Directors.  Mr. Layman is 79 years of age.  Mr. Layman has served as Chairman of the Board of Directors of the Company since 1993 and previously served as the President and Chief Executive Officer of the Company from 1993 to 2002.  In addition, Mr. Layman has been a member of the Board of Directors of The Exchange Bank since 1962 and served as the President and Chief Executive Officer of The Exchange Bank from 1962 to 1994.  A copy of the press release is attached to this report as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit No.	Description
99.1	Press Release dated June 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCHANGE BANCSHARES, INC.

Date:  June 20, 2005

By:	/s/ Marion Layman
Marion Layman President and CEO

Exhibit 99.1

Exchange Bancshares, Inc. (OTC BB:  EBLO) - On June 17, 2005, the Company's President and Chief Executive Officer, Victor J. Proffitt, resigned from his positions as President and CEO with the Company and from the Board of Directors.  Mr. Proffitt also resigned the same positions with the Company’s wholly-owned subsidiary, The Exchange Bank.

The Board of Directors is pleased to announce that Marion Layman has agreed to become the new President and Chief Executive Officer of the Company and The Exchange Bank.  Mr. Layman has served as Chairman of the Board of Directors of the Company since 1993 and previously served as the President and Chief Executive Officer of the Company from 1993 to 2002.  In addition, Mr. Layman has been a member of the Board of Directors of The Exchange Bank since 1962 and served as the President and Chief Executive Officer of The Exchange Bank from 1962 to 1994.

Joseph R. Hirzel, a Director of the Company, said, “The Board is delighted to once again have Mr. Layman serve as President and Chief Executive Officer.”  He added, “Mr. Layman’s experience with the Company speaks for itself and the Board is very confident that he will diligently and very capably lead the Company through the process of the proposed merger with Rurban Financial Corp.”

Exchange Bancshares, Inc. is a publicly-held bank holding company based in Luckey, Ohio.  Exchange's common stock is quoted on the OTC Bulletin Board under the symbol EBLO.  Exchange currently has 750,000 shares of common stock authorized and 586,644 shares outstanding.  Exchange's wholly-owned subsidiary, The Exchange Bank, offers a full range of financial services through its 5 offices in Lucas and Wood Counties.   Exchange’s website is www.theexchangebank.com.

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements.  These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Exchange and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.